UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule § 240.14a-12

BLINK CHARGING CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLINK CHARGING CO.

17301 Melford Blvd.

Bowie, Maryland 20715

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 30, 2026

To the Stockholders of Blink Charging Co.

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting (the “Annual Meeting”) of Stockholders of Blink Charging Co., a Nevada corporation (the “Company”), will be held virtually on June 30, 2026, at 9:00 a.m., Eastern time, for the following purposes:

1.	Elect four directors to the Board of Directors of Blink Charging Co. (the “Board”) for a one-year term of office expiring at the 2027 Annual Meeting of Stockholders, with the nominees for election being Ritsaart J.M. van Montfrans, Michael C. Battaglia, Jack Levine and Glen Moller.
2.	To approve an amendment to the Company’s 2018 Incentive Compensation Plan increasing the number of shares of common stock reserved for issuance thereunder by 10,000,000 shares, to a new total of 17,000,000 shares
3.	Approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.
4.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.
5.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board has fixed the close of business on April 30, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in the voting instruction form provided to you, (ii) by calling the toll-free number in the voting instruction form provided to you, or (iii) by signing, dating and returning any proxy card or instruction form provided to you.

We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our Annual Meeting materials and help lower our costs. On or about May 21, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders. This Notice of Internet Availability will contain instructions on how to access the Notice of Annual Meeting, the Proxy Statement and our 2025 Annual Report on Form 10-K to stockholders online. You will not receive a printed copy of these materials unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman
Bowie, Maryland
May 20, 2026

You may vote in the following ways:

VOTE BY INTERNET www.cleartrustonline.com/blnk	VOTE BY PHONE – 1-813-235-4490	VOTE BY MAIL – envelope included

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ClearTrust, LLC, 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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PROXY STATEMENT SUMMARY

This summary contains highlights about the upcoming 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Blink Charging Co. (the “Company,” “Blink,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2026 Annual Meeting of Stockholders

Date and Time:	June 30, 2026 at 9:00 a.m., Eastern time

Location:	Via live webcast at www.cleartrustonline.com/blnk

Record Date:	April 30, 2026

Mail Date:	We intend to mail a Notice of Internet Availability of Proxy Materials to our stockholders on or about May 21, 2026

Voting Matters and Board Recommendations

Proposal No.	Proposals	Recommendation of the Board
(1)	The election of four directors to serve on our Board for a one-year term of office expiring at the 2027 Annual Meeting of Stockholders.	FOR each Director Nominee

(2)	The approval of an amendment to the Company’s 2018 Incentive Compensation Plan (the “Plan”) increasing the number of shares of common stock reserved for issuance thereunder by 10,000,000 shares, to a new total of 17,000,000 shares.	FOR

(3)	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers.	FOR

(4)	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.	FOR

Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”), at the close of business on April 30, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 143,654,808 shares of our Common Stock.

Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is dated as of May 20, 2026 and is first being sent out or otherwise made available to stockholders of record on or about May 21, 2026.

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GENERAL INFORMATION

Our Company

Blink Charging Co., through its consolidated subsidiaries, is a leading owner, operator, and provider of electric vehicle (“EV”) charging equipment and networked EV charging services in the rapidly growing U.S. and international markets for EVs. Blink offers EV charging equipment and services, enabling EV drivers to recharge at various locations. Blink’s principal line of products and services is its Blink EV charging networks (the “Blink Network”) and Blink EV charging equipment and other EV-related services. The Blink Network is a proprietary, cloud-based system that operates, maintains, and manages Blink charging stations and handles the associated charging data, back-end operations, and payment processing. The Blink Network provides fleets, property owners, managers, parking companies, and state and municipal entities (“Property Partners”), among other types of commercial customers, with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Network also provides EV drivers with vital station information, including station location, availability, and fees (as applicable).

Information Concerning Voting and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors of Blink Charging Co., a Nevada corporation, for use at our 2026 Annual Meeting of Stockholders, to be held on June 30, 2026 at 9:00 a.m., Eastern time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held via live webcast at www.cleartrustonline.com/blnk.

Our proxy materials are available electronically at www.cleartrustonline.com/blnk. At this website, you will find a complete set of the proxy materials including the Proxy Statement, 2025 Annual Report and form proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a proxy or voting at the meeting.

Who Can Vote

The Board has set April 30, 2026 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock as of the close of business on April 30, 2026. You are entitled to one vote on each proposal for each share of Common Stock you held on the Record Date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder “of Record” and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. Stockholders whose shares are held in street name through a brokerage account may receive separate forms or instructions from their respective brokers for voting purposes. Stockholders are encouraged to consult with their brokers or review any additional materials provided by their brokers in conjunction with this proxy statement.

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Shares Outstanding and Quorum

At the close of business on April 30, 2026, there were 143,654,808 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of holders of one-third, or 33.34%, of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

●	you are present in person at the Annual Meeting; or

●	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain routine matters such as ratification of independent registered public accountants, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned to a day, time and place as determined by the chairman of the meeting.

Voting Your Shares

You may vote using any of the following methods:

✔	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Blink stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

✔	By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Blink stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability.

✔	By Telephone — Blink stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

✔	During the Annual Meeting — Shares held in your name as the stockholder of record may be voted during the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via the live webcast, we recommend that you also submit your proxy or voting instructions by mail, telephone or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern time (for stockholders of record), and 11:59 p.m., Eastern time (for shares held beneficially in street name), on June 29, 2026, the day before the Annual Meeting. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary at 17301 Melford Blvd., Bowie, Maryland 20715, (ii) duly submitting a later-dated proxy over the Internet, by telephone or by mail, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

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If You Receive More Than One Proxy Card or Notice

If you receive more than one set of proxy materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on April 30, 2026 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the person named in the proxy will vote your shares:

●	FOR the election of the four nominees listed in this Proxy Statement to serve on our Board for a one-year term of office expiring at the 2027 Annual Meeting of Stockholders.

●	FOR the approval of an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 10,000,000 shares, to a new total of 17,000,000 shares.

●	FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (the “say-on-pay” vote).

●	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, which is considered a “routine” matter. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the amendment to the Plan nor the approval of executive compensation, each of which are considered “non-routine” under Nasdaq rules.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. No stockholder proposal or nomination was received prior to the deadline set forth in our Bylaws and, accordingly, no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Nevada law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

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Election of Directors. Vote by a plurality of the shares voting is required for the election of directors under Proposal 1. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. There is no “AGAINST” option. The nominees receiving the most “FOR” votes will be elected. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will have no effect on the outcome of Proposal 1.

Amendment to Plan. The approval of the amendment to the Plan requires the affirmative vote of the majority of the votes cast on Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the outcome of Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

Advisory (Non-Binding) “Say-on-Pay” Vote to Approve Executive Compensation for 2025. The approval of the executive compensation requires the affirmative vote of the majority of the votes cast on Proposal 3. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 3, the abstention will have no effect on the outcome of Proposal 3. Broker non-votes will have no effect on the outcome of Proposal 3.

Ratification of the Independent Registered Accounting Firm. The ratification of the appointment of Grant Thornton LLP requires the affirmative vote of the majority of the votes cast on Proposal 4. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 4, the abstention will have no effect on the outcome of Proposal 4. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 4. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 4.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting for ten days prior to the Annual Meeting. To access the stockholder list during this time, please send your request, and proof of ownership, to our Corporate Secretary via email at IR@BlinkCharging.com. A list of stockholders will also be available during the Annual Meeting by stockholders who attend the Annual Meeting through the live webcast.

Annual Report

Our Annual Report on Form 10-K for the year ended December 31, 2025, as amended (our “Annual Report”), which contains the consolidated financial statements of our company for the year ended December 31, 2025, accompanies this Proxy Statement, but is not a part of our company’s soliciting materials.

Stockholders may obtain, without charge, a copy of our Annual Report filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Corporate Secretary, Blink Charging Co., 17301 Melford Blvd., Bowie, Maryland 20715. Our Annual Report is also available online at our company’s website at https://ir.blinkcharging.com/sec-filings/all-sec-filings. A list of exhibits is included in our Annual Report and exhibits are available from our company upon the payment to us of the cost of furnishing them.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us, or representations from certain reporting persons that no year-end Forms 5 were required for those persons, we believe that, during the year ended December 31, 2025, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for one late Form 4 filing by Michael Battaglia which included two late transactions; one late Form 3 filing by Martha Crawford which included no late transaction; one late Form 4 filing by Martha Crawford which included one late transaction; one late Form 4 filing by Aviv Hillo which included two late transactions; one late Form 4 filing by Michael Rama which included two late transactions; one late Form 4 filing by Harjinder Bhade which included two late transactions; and one late Form 4 filing by Brendan Jones which included one late transaction.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of the Board of Directors (the “Board”). The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting our company and to act on matters requiring Board approval. The Board also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board has four fixed regular meetings per year scheduled in accordance with the filing of periodic reports with the SEC. The Board met 15 times during the year ended December 31, 2025. In addition, the Board took action nine times during 2025 by unanimous written consent in lieu of a meeting, as permitted by applicable law. During 2025, each incumbent director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and committees on which they served during the period for which such director was serving as a director. We, and the Board, expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. We do not have a written policy on Board attendance at annual meetings of stockholders; however, we do schedule a Board meeting immediately after the annual meeting for which members attending receive compensation. All of the Board members attended last year’s virtual annual meeting.

The 2026 nominees to serve on the Board and each of their current committees are as follows:

Name	Age	Director Since	Principal Occupation	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ritsaart J.M. van Montfrans	54	2019	Chief Executive Officer of Incision Group	X	X (Chair)	X
Michael C. Battaglia	55	2025	President and Chief Executive Officer of Blink
Jack Levine	75	2019	President of Jack Levine, PA	X (Chair)	X	X
Glen Moller	54	2026	Chief Executive Officer of Upward Health Inc.

Board Leadership

Michael C. Battaglia has been our President, Chief Executive Officer and a director since February 2025. Ritsaart J.M. van Montfrans has been a director since December 2019 and our Chairman of the Board since May 2023. We believe that having a Chief Executive Officer and an independent Chairman, each with distinct responsibilities, works well for us because all but one of our directors are independent, and our Chairman can cause the independent directors to meet in executive sessions at any time. Therefore, the Chairman can at any time bring to the attention of a majority of the directors any matters he thinks should be addressed by our Board. Other advantages to having an independent director serve as Chairman include facilitating relations among our Board, Chief Executive Officer and other senior management, assisting our Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, supporting the efficient allocation of oversight responsibilities between the independent directors and management, and enhancing stockholders’ confidence in our company’s governance practices.

The Chairman presides over the Board’s meetings and presides at all meetings of our independent directors. The Chairman’s additional duties include:

●	at the request of our Board, presiding over meetings of stockholders;
●	conveying recommendations of the independent directors to the full Board;
●	serving as a liaison between our Board and management;
●	ensuring that members of our Board receive accurate, timely and clear information, in particular about our company’s performance, to enable our Board to make sound decisions and provide effective oversight and advice to promote the success of our company;
●	monitoring effective implementation of our Board’s decisions;
●	establishing and maintaining a close relationship of trust with our Chief Executive Officer by providing support and advice while respecting executive responsibility and leadership;
●	developing the Board by leading the effort to identify and recruit new Board members; and
●	leading succession efforts.

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Three of our Board nominees are independent. In addition, all of the current directors on each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee are independent directors, and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. As required by Nasdaq, our independent directors meet in executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with Board processes. Our independent directors bring experience, oversight and expertise from outside our company and industry, while Mr. Battaglia brings company-specific experience and expertise. Martha Crawford will not be standing for reelection at this Annual Meeting.

Board Committees and Charters

The Board currently has three standing committees - Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board maintains charters for each of these standing committees. To view the charters of our standing Board committees, please visit our website at https://ir.blinkcharging.com/corporate-governance/governance-documents.

Audit Committee

Our Audit Committee is currently comprised of Jack Levine (chair), Ritsaart J.M. van Montfrans and Martha Crawford. Following the Annual Meeting, Mr. Moller is expected to become a member of the Audit Committee. Our Board has determined that each of the directors serving on the Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and Nasdaq. In addition, our Board has determined that Mr. Levine meets the requirements of a financial expert as defined under the applicable rules and regulations of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has considered the independence and other characteristics of each existing member and each proposed member of our Audit Committee, and our Board believes that each member meets the independence and other requirements of Nasdaq and the SEC. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq.

Our Audit Committee, among other things, is responsible for:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	approving audit and non-audit services and fees;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

●	preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;

●	reviewing reports and communications from the independent registered public accounting firm;

●	reviewing earnings press releases and earnings guidance;

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●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	reviewing and monitoring actual and potential conflicts of interest.

During 2025, the Audit Committee met four times and took action one time by unanimous written consent in lieu of a meeting.

Compensation Committee

Our Compensation Committee is currently comprised of Ritsaart J.M. van Montfrans (chair), Martha Crawford and Jack Levine. Our Board has considered the independence and other characteristics of each current and anticipated member of our Compensation Committee. Our Board believes that each member of our Compensation Committee meets the requirements for independence under the current requirements of Nasdaq, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Our Compensation Committee is, among other things, responsible for:

●	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers, including our Chief Executive Officer and other executive officers;

●	administering our incentive compensation plans and programs;

●	reviewing and discussing with our management our SEC disclosures; and

●	overseeing our submissions to stockholders on executive compensation matters.

During 2025, the Compensation Committee took action three times by unanimous written consent in lieu of a meeting and did not hold any formal meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating and CG Committee”) of the Board is currently comprised of Martha Crawford (chair), Ritsaart J.M. van Montfrans and Jack Levine. Following the Annual Meeting, Mr. van Montfrans is expected to become the chair of the Nominating and CG Committee and Mr. Moller is expected to become a member of the Nominating and CG Committee.

Under our policy, the independent directors of our Board nominate our directors. We also consider any nominations of director candidates validly made by our stockholders. When evaluating director nominees, our directors consider the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

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●	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like;

●	business experience, diversity and personal skills in technology, finance and financial reporting, marketing and international business; and

●	other factors that the directors may consider appropriate.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

During 2025, the Nominating and CG Committee did not hold any formal meetings but met in conjunction with several meetings of the Board.

Growth & Strategy Committee

In January 2025, the Board established a Growth & Strategy Committee, which began as a separate standing committee of the Board on January 9, 2025. The principal responsibilities and duties of this committee were guiding the Company’s long-term growth and strategic initiatives, including mergers, market expansion, and innovation, while overseeing governmental and regulatory affairs, assessing related risks, and regularly reporting to the Board. The Growth & Strategy Committee was dissolved in June 2025. During 2025, the Growth & Strategy Committee held one meeting.

Board Role in Risk Oversight

Risk assessment and oversight are integral parts of our governance and management processes. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the company’s objectives, including the strategic objective to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks.

The Board discusses risks with our senior management on a regular basis, including as a part of its strategic planning process, annual budget review and approval, and thorough reviews of compliance issues in the appropriate committees of our Board. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	Oversees financial risk, including capital risk, financial compliance risk, internal controls over financial reporting and reporting of violations involving financial risk, internal controls and other non-compliance with our Code of Business Conduct and Ethics.

Compensation Committee	Oversees our compensation policies and practices to ensure compensation appropriately incentivizes and retains management and determines whether such policies and practices balance risk-taking and reward in an appropriate manner.

Nominating and Corporate Governance Committee	Oversees the assessment of each Board member’s independence to avoid conflict, determine the effectiveness of the Board and committees, and maintain good governance practices through our corporate governance guidelines, committee charters and Code of Business Conduct and Ethics.

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The Board also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our Board for matters outside of the ordinary course and includes our whistleblower policy. This policy establishes procedures for the submission by our employees and consultants, on a confidential and anonymous basis, of complaints and concerns regarding our financial statement disclosures, accounting practices, internal controls or auditing matters, or possible violations of the federal securities laws or the rules or regulations promulgated thereunder. Complaints submitted through this policy are promptly routed to the chair of our Audit Committee.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics in December 2013. Our Code of Business Conduct and Ethics applies to all our employees, officers and directors, including our principal executive and senior financial officers, and was updated in April 2025. A copy of our Code of Business Conduct and Ethics is posted on our website at www.blinkcharging.com. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions with respect to executive officers on our website or in our public filings with the SEC. There were no waivers of the Code of Business Conduct and Ethics in 2025. A copy of our Code of Business Conduct and Ethics will be provided without charge to any person submitting a written request to the attention of the Chief Executive Officer at our principal executive office.

Director Independence

At least annually, the Nominating and CG Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with our company (either directly or as a stockholder or officer of an organization that has a relationship with the company). In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member. Each director must keep the Nominating and CG Committee fully and promptly informed as to any development affecting a director’s independence.

Our shares of Common Stock are listed for trading on The Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has determined that each of our non-employee directors that served during 2025 (Messrs. Levine, van Montfrans and Richmond, and Mses. Peterson and Crawford) were independent under the listing standards of Nasdaq and the requirements of the SEC. During 2025, Messrs. Jones, Battaglia and Hillo were not independent based on their service as an employee of our company. The Board has determined that each of our non-employee directors currently serving (Messrs. Levine, Moller and van Montfrans, and Ms. Crawford) are independent under the listing standards of Nasdaq and the requirements of the SEC. Mr. Battaglia is not independent based on his service as an employee of our company. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

As a result, a majority of our directors are independent, as required under applicable Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

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Communication with the Board

Our Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, any interested party may communicate in writing with any particular director, including our Chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at 17301 Melford Blvd., Bowie, Maryland 20715. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chair of the Nominating and CG Committee.

Related Party Transaction Policy

Our policy with regard to related party transactions is for the Audit Committee to review, approve, and oversee any related party transactions on an ongoing basis. Our policy includes a list of relevant factors to consider in this assessment.

Certain Relationships and Related Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation Discussion,” the following is a description of each transaction since January 1, 2025 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds $120,000; and

●	any related person had or will have a direct or indirect material interest.

There have been no transactions between the Company and a related person that would be reportable under SEC rules or regulations.

Hedging and Pledging Policies

Blink maintains a policy on insider trading and compliance that prohibits our directors, officers and employees from directly or indirectly purchasing or using financial instruments designed to hedge or offset any decrease in the market value of Blink securities that they own. In addition, under such policy, Blink directors, officers and employees are prohibited from pledging Blink securities as collateral.

Director and Executive Officer Indemnification Agreements

Nevada corporation law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry sufficient directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

We have entered or intend to enter into separate indemnification agreements with all of our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Governance Materials Available on the Blink Website

Our corporate governance principles are intended to provide a set of flexible guidelines for the effective functioning of the Board and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations. Many of these principles and policies relating to corporate governance at Blink are available on the governance section of our website, https://ir.blinkcharging.com/corporate-governance/governance-documents, including:

●	Audit Committee Charter

●	Compensation Committee Charter

●	Nominating and Corporate Governance Committee Charter

●	Code of Business Conduct and Ethics

You may obtain copies of these materials, free of charge, by sending a written request to: Corporate Secretary, Blink Charging Co., 17301 Melford Blvd., Bowie, Maryland 20715. Please specify which documents you would like to receive.

Non-Director Executive Officers

Our non-director executive officers are listed below. For biographical information about Mr. Battaglia, please refer to our company’s Board nominees under Proposal 1 of this Proxy Statement.

Name, Age and Principal Occupations

Michael Bercovich, 51, was appointed as our Chief Financial Officer on May 29, 2025, effective June 23, 2025, following his tenure from February 2025 to June 2025 as the Vice President of Finance at Advisor360 LLC, a software platform provider for the wealth management industry. This followed his role as Chief Financial Officer of Helios Global Payments Solutions Inc. (now Globalli) from January 2024 to February 2025, where he was responsible for global finance operations, treasury, and investor relations, leading capital-raising initiatives to fuel the startup’s global payments infrastructure. Prior to Helios, Mr. Bercovich served as Chief Financial Officer of MyOutDesk LLC from February 2023 to January 2024, with overall responsibility for accounting, finance, and corporate development functions while scaling market capabilities. From May 2022 to February 2023, he was the Chief Financial Officer of Ciaflo Inc., where he managed global finance operations and investor relations activities for the education technology platform startup. From March 2020 to January 2022, Mr. Bercovich served as Chief Financial Officer of Elements Global Services Inc. (now Atlas HXM), where he held overall accountability for global financial management and payroll operations across a multi-jurisdictional global network, while simultaneously directing fundraising and investor relations activity. This executive track was preceded by his tenure as Vice President of Global Finance at TEOCO Corporation from January 2016 to March 2020, where he commanded all global finance functions for the telecom software provider.

Mr. Bercovich established his professional foundation at KPMG International, providing SEC accounting and audit services to a sophisticated portfolio of public and private entities. He earned a Bachelor’s degree in Business and Accounting from The College of Management Academic Studies in Israel and is a Certified Public Accountant (Israel – inactive).

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EXECUTIVE COMPENSATION DISCUSSION

Compensation Discussion and Analysis

Our Company

Blink Charging Co., through its consolidated subsidiaries, is a leading owner, operator, provider, and manufacturer of EV charging equipment and networked EV charging services in the rapidly growing U.S. and international markets for EVs. Blink offers EV charging equipment and services, enabling EV drivers to recharge at various locations. Blink’s principal line of products and services is its Blink EV charging networks (the “Blink Networks”) and Blink EV charging equipment, also known as EVSE, and other EV-related services. The Blink Networks are a proprietary, cloud-based system that operates, maintains, and manages Blink charging stations and handles the associated charging data, back-end operations, and payment processing. The Blink Networks provide Property Partners, among other types of commercial customers, with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability, and fees (as applicable).

Our Named Executive Officers

We refer to our Chief Executive Officer, former Chief Executive Officer, the Chief Financial Officer, former Chief Financial Officer and our most highly compensated executive officers who were serving as executive officers at the end of our latest fiscal year as our Named Executive Officers (“NEOs”). In 2025, our NEOs and their roles during 2025 were as follows:

Named Executive Officer	Age	Role
Michael C. Battaglia	55	President and Chief Executive Officer
Brendan S. Jones	62	Former President and Chief Executive Officer
Michael Bercovich	51	Chief Financial Officer
Michael P. Rama	60	Former Chief Financial Officer
Aviv Hillo	61	General Counsel and Executive Vice President – M&A

Leadership Transition

On January 31, 2025, Brendan S. Jones stepped down from the positions of President and Chief Executive Officer of our company. Effective February 1, 2025, Michael C. Battaglia was promoted to President and Chief Executive Officer of our company. In connection with his promotion, Mr. Battaglia entered into a new employment agreement, details of which are described in the section titled “Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements.” Effective June 2, 2025, Michael Rama concluded his tenure at as the Chief Financial Officer of our company and was replaced by Michael Bercovich effective June 23, 2025. Effective January 31, 2026, Aviv Hillo stepped down from his roles as our General Counsel and Executive Vice President – M&A and as a member of our Board.

Executive Summary

Fiscal year 2025 was a transformational year for Blink, with the launch of BlinkForward program, resulting in major operating discipline initiatives, substantial reductions in operating expenses, successful transition to a contract manufacturing model, and a more focused and globally aligned organizational structure designed to support long-term scalable growth and create a clearer path toward profitability.

Our focus on continuously improving and optimizing our products and service offerings led to several financial and operational achievements, including the following:

1.	45% increase in service revenue versus prior year;
2.	Over 200% increase in DC fast-charging revenues from Blink owned locations in the U.S;
3.	Ended 2025 with 8,250 Blink owned and operated chargers;
4.	Reduced operating cash burn by 85% in fourth quarter of 2025 versus prior year;

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5.	Reduced compensation expenses by 16% versus prior year;
6.	Expanded electric vehicle charging accessibility by incorporating the North America Charging Standard (NACS) and Combined Charging System (CCS) into entire product line; and
7.	$20 million in capital raised to mainly expand our DC fast charging infrastructure.

As our business continues to evolve, transform and scale, our compensation programs continue to evolve alongside it. Our executive compensation structure is increasingly aligned with market practices, shareholder expectations, and long-term value creation. At the same time, we remain firmly committed to a pay-for-performance philosophy, as reflected in both our short- and long-term incentive programs.

For 2025, our short-term incentive program was tied to key strategic and operational objectives, including revenue growth, sales execution, asset utilization, product margin improvement, capital raising activities, network integration efforts, customer satisfaction, and operating expense optimization.

Importantly, as part of the Company’s broader cash preservation strategy and commitment to deploying capital toward the expansion of our DC fast charging network, members of the executive and management teams did not receive cash incentive payments. Instead, all short-term incentive compensation was settled in the form of RSUs, further aligning management with shareholders and the long-term performance of the Company.

Achievement against these performance objectives resulted in a non-cash payout of up to approximately 62% of target, plus an additional 25% uplift component recommended by the Board’s Compensation Committee in recognition of management’s alignment with the Company’s cash preservation initiatives and acceptance of equity-based compensation in lieu of cash payments.

Consideration of Advisory Votes to Approve the Compensation of our Named Executive Officers

We value the opinions of our stockholders, including as expressed through advisory votes to approve the compensation of our named executive officers (“Say-on-Pay Votes”). In our most recent Say-On-Pay Vote, conducted at our 2025 annual meeting of stockholders, held on June 26, 2025, our stockholders approved the compensation of our named executive officers on an advisory basis, with approximately 81% of the votes cast in favor of the fiscal 2024 compensation of our named executive officers. In setting fiscal 2026 compensation, we will consider the outcome of the Say-on-Pay Vote during our 2026 annual meeting of stockholders and will continue to consider the outcome of future Say-on-Pay Votes, as well as stockholder feedback received throughout the year, when making compensation decisions for our executive officers.

Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to the achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial and more significant portion of our executives’ overall compensation to the achievement of corporate goals and driving shareholder value.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities.

The Compensation Committee continued to engage Korn Ferry, an internationally recognized compensation consulting firm, as its compensation consultant in 2025. Korn Ferry reviewed and advised the Compensation Committee on our compensation practices. The Compensation Committee assessed the independence of Korn Ferry pursuant to SEC rules and concluded that the work of Korn Ferry has not raised any conflict of interest.

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Korn Ferry provided a broad array of services during 2025, including, but not limited to, CEO benchmarking, executive employment contractual review and assessment, short- and long-term incentive design review, and other compensation-related items.

For purposes of benchmarking, Korn Ferry compared positions of similar scope and complexity with both peer and survey data. Korn Ferry then provided pay ranges for each executive level. The Compensation Committee typically sets target compensation levels between the 25th to 75th percentile range as it believes the use of this range (i) helps ensure our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees. Each executive’s target compensation level for this purpose is based on the sum of their base salary, annual cash bonus and annual equity award but excludes one-time equity/option awards.

The Compensation Committee reviews pay practices at companies of similar size and industry. The current peer group data is used to evaluate the compensation arrangements for our named executive officers and directors. With respect to Korn Ferry’s assessment, the comparable group of companies consisted of the companies listed below as determined to: (i) focus on the same industry or adjacent industry as us, (ii) generally have similar revenues as us, (iii) generally have similar market capitalization as us, (iv) generally have similar operating income as us, and (v) generally have the same number of employees as us. The comparable list of companies included American Superconductor, Beam Global, ChargePoint Holdings, EVgo, Flux Power Holdings, FuelCell Energy, Microvast Holdings, Orion Energy Systems, Shoals Technologies Group, Stem, Tigo Energy, Ultralife, and Vicor.

It is expected that Korn Ferry’s assessment using both survey data and peer group analyses will continue to be considered in setting compensation and in renewing the terms of employment agreements with several of our executive officers.

Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

Named Executive Officer During Fiscal Year 2025	Target Base Salary During Fiscal Year 2025
Michael C. Battaglia	$575,000
Brendan S. Jones	$775,000
Michael Bercovich	$430,000
Michael P. Rama	$434,600
Aviv Hillo	$430,500

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles (or alternatively using low, medium and high categories) for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. There are two components to our variable pay program: the Bonus Program (as defined below) and the equity-based incentives. These two programs are designed to motivate employees to achieve overall corporate and individual goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved, and to be easy to understand and administer.

Determination of awards for both the Bonus Program and equity-based incentives are based on the achievement of financial and strategic metrics determined by the Board at the beginning of each fiscal year. The award of cash and grant of equity are subject to meeting the performance criteria designed by the Board.

Each NEO is entitled to a total target award opportunity set as a percentage of the individual’s base salary. Following the conclusion of the fiscal year and assessment of performance outcomes relative to established goals, the Compensation Committee determines the payout each NEO is entitled. This payout amount is then split between cash and equity. The equity awards are subsequently granted after the performance period has ended with continued time vesting on a portion of the equity awards.

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Due to the SEC disclosure requirements, the cash awards will appear in the summary compensation table for the year in which they were earned while equity awards will be displayed in the subsequent proxy statement. As such, there is often a disconnect between the actual values earned by executives and the compensation disclosures.

Bonus Program

As noted above, the cash-based portion of the incentive program (the “Bonus Program”) rewards executives for the achievement of annual financial and operational goals, which are established by the Compensation Committee. Each executive officer has a target bonus opportunity set for each performance period under the Bonus Program, which represents 50% of the individual’s total potential award. Our Compensation Committee took into account market data, relative levels of responsibility across our company, and other relevant factors in order to set the target awards for each of our NEOs. For fiscal year 2025, the NEOs had the following payment targets under the Bonus Program:

Named Executive Officer	Target Award as a Percentage of Base Salary	Target Annual Award
Michael C. Battaglia	60%	$345,000
Brendan S. Jones	60%	$465,000
Michael Bercovich	50%	$215,000
Michael P. Rama	50%	$217,300
Aviv Hillo	55%	$215,250

The award payable to each NEO was primarily based on actual achievement against performance goals established by the Compensation Committee. For each metric, the Compensation Committee set a target level of achievement and the initial award amount may be adjusted based on performance above or below the target level. In addition, the Compensation Committee may take into account other factors, such as individual performance when arriving at the final award amount.

The targets and outcomes of the Bonus Program are described below.

Metric	Weighting	Target	Achievement	Percent Achievement	Percentage of Bonus Payout
Business Model Shift	30%	Grow Blink-owned charging segment revenue 30% YoY; distribute 25M kWh; clear backlog	Blink-owned charging segment revenue ~14% growth; kWh distributed 28M kWh; backlog cleared	90%	27%
Financial Strategy	30%	Raise $40M in capital (50% debt / 50% equity)	Raised $20M in equity; $0 in debt financing	50%	15%
Total Company Financials	20%	Total charging revenue of $136M; gross margin of 36%; Q4 adj. EBITDA of -$3.0M	Total revenue $103.5M; gross margin ~24.6%; Q4 adj. EBITDA -$10.3M	0%	0%
Departmental Key Results	20%	Department OpEx budget adherence (ex-Envoy): $96.3M or less	Total Dept. (ex-Envoy) OpEx: $85.3M	100%	20%
	100%				62	% (1)

(1)	Achievement against these performance objectives resulted in a non-cash payout of up to approximately 62% of target, plus an additional 25% uplift component recommended by the Board’s Compensation Committee in recognition of management’s alignment with the Company’s cash preservation initiatives and acceptance of equity-based compensation in lieu of cash payments.

The corporate performance goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as our Compensation Committee determines. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period. In general, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Program also permits our Compensation Committee to approve additional bonuses to executive officers in its sole discretion, which are described below.

Based on review of performance against established goals as well as consideration of individual performance, the Compensation Committee determined the following payouts for our NEOs:

Named Executive Officer	Target Award	Actual Payment(1)
Michael C. Battaglia	$345,000	$267,374	(2)
Brendan S. Jones	$465,000	$-	(3)
Michael Bercovich	$215,000	$86,517	(4)
Michael P. Rama	$217,300	$-	(3)
Aviv Hillo	$215,250	$-	(3)

(1)	Grants will appear in the 2027 proxy statement.
(2)	Paid in the form RSU, instead of cash.
(3)	Such individuals were not employed by the Company as of April 30, 2026.
(4)	Paid in the form RSU, instead of cash, pro-rated to start of employment on June 23, 2025.

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Equity-Based Incentives

We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Equity awards are granted following assessment of performance in the prior year. As noted above, more than 50% of an executive’s annual award was made in the form of equity. For 2025, our NEOs were eligible for the following target equity awards:

Named Executive Officer	Equity Award as a Percentage of Base Salary	Annual Target Award
Michael C. Battaglia	100%	$575,000
Brendan S. Jones	0%	$-
Michael Bercovich	50%	$215,000
Michael P. Rama	0%	$-
Aviv Hillo	0%	$-

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

Annual Equity Awards

Annual equity awards are granted in the form of time- and performance-based restricted stock units. Pursuant their employment agreements, Messrs. Battaglia and Bercovich were granted the following equity awards in early 2026:

Named Executive Officer	Restricted Stock Unit Grant Date Value(1)
Michael C. Battaglia	$575,000
Brendan S. Jones	$-
Michael Bercovich	$107,500	(2)
Michael P. Rama	$-
Aviv Hillo	$-

(1)	Grants will appear in the 2027 proxy statement.
(2)	Pro-rated to start of employment on June 23, 2025.

The grants to our named executive officers typically vest in two tranches. The first 50% vests ratably over a three-year service period, while the remaining 50% vests upon achievement of four separate stock price performance hurdles as follows:

Vesting of Stock Performance Tranche	Stock Price
25%	$3.00
25%	$5.00
25%	$7.50
25%	$9.00

All equity awards to our employees, including named executive officers and our directors, have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price of any stock options equal to the fair market value of one share of Common Stock on the grant date.

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Incentive Compensation Programs

On April 14, 2026, our Board of Directors approved a 2025 long-term incentive compensation program (“LTI Program”) and 2026 short-term incentive compensation program (“STI Program”) and LTI Program for our named executive officers involving grants of performance-based vesting restricted stock units and time-based vesting restricted stock units under our Plan. In approving the grants, following the recommendation of our Board’s Compensation Committee, the Board’s goal was to shift compensation towards long-term performance and to focus executive attention on stock price recovery and growth, thereby fostering stronger alignment with stockholder value creation.

2025 Long-Term Incentive Program

The Board approved performance-based restricted stock unit grants to Michael C. Battaglia, our President and Chief Executive Officer (205,357 shares), and Michael Bercovich, our Chief Financial Officer (64,904 shares), which vest in four 25% increments if our closing stock market price achieves stock performance hurdles of $3.00, $5.00, $7.50 and $9.00 per share, respectively, for 90 consecutive trading days, with 100% acceleration of vesting upon a change in control if the stock price hurdle is not met or exceeded by the value of the consideration paid to our common stockholders in the change in control transaction. The Board also approved time-based restricted stock unit grants to Mr. Battaglia (205,357 shares) and Mr. Bercovich (64,904 shares), which vest over a period of three years in three equal annual installments, commencing on April 14, 2026, with 100% acceleration of vesting upon a qualifying termination (that is, a termination by us or our successor without cause or a termination by the executive for good reason) within various periods before or 12 months after a change in control. The number of restricted stock units granted to each executive was based on the price of our common stock at the beginning of 2025 or the date the executive joined our company and a long-term incentive percentage of 100% of base salary for Mr. Battaglia and 50% of base salary for Mr. Bercovich.

2026 Short-Term Incentive Program

For fiscal year 2026, the Board approved a short-term incentive program pursuant to which our senior management are eligible to earn cash bonus and restricted stock units based on the achievement of specified corporate KPIs. The 2026 short-term incentive targets are set at 75.0% of base salary for Mr. Battaglia and 62.5% of base salary for Mr. Bercovich. The differences in these percentages from 2025’s short-term incentive program (which were 60% of base salary for Mr. Battaglia and 50% of base salary for Mr. Bercovich) are payable in restricted stock units only, and reflect the replacement of cash bonuses for equity-based bonuses paid for the 2025 program, market parity, and continued efforts to preserve cash for the benefit of building shareholder value.

The executive team is subject to our company-wide KPIs, and approval by the Board.

2026 Management by Objective (MBO) – Remediation of Material Weaknesses

The Board also approved creating a one-time targeted incentive pool of restricted stock units for senior management in recognition of our need for full leadership focus on achieving a clean SOX audit by obtaining an unqualified opinion on internal controls over financial reporting, free of any material weaknesses, in the company’s annual report on Form 10-K for the year ending December 31, 2026, which is one of the most critical compliance areas for our company. Pursuant to this MBO, the Board approved restricted stock unit grants to Messrs. Battaglia and Bercovich with a value of $57,500 and $43,000, respectively, which vest immediately upon the resolution of material weaknesses in our Company’s internal controls over financial reporting and the Board’s approval.

2026 Long-Term Incentive Program

For fiscal year 2026, the Board approved grants of performance-based and time-based vesting restricted stock units to Messrs. Battaglia and Bercovich. The RSU grants provide Messrs. Battaglia and Bercovich up to 769,366 and 575,352 shares of our common stock, respectively, pursuant to performance-based restricted stock unit grants, and 404,930 and 302,817 shares of our common stock, respectively, pursuant to time-based restricted stock unit grants.

The awards of performance-based and time-based restricted stock units are intended to provide an appropriate incentive structure for our senior management team that is aligned with stockholder interests. The grants for the performance-based restricted stock units become payable based on a significant and sustained increase in the price of our common stock and the time-based restricted stock units become payable over a three-year vesting schedule, as described in greater detail below.

The full vesting of the performance-based restricted stock units is determined based upon our common stock price attaining a closing price level equal to or greater than $2.25 per share for 60 trading days. The time-based restricted stock units vest and become payable in three equal annual one-third increments on each of April 14, 2027, April 14, 2028 and April 14, 2029.

Unvested restricted stock units are subject to the terms of Messrs. Battaglia’s and Bercovich’s respective executive employment agreements with the Company.

Contingent Grants and Compensation Consultant

All of the restricted stock unit grants described in this section are subject to the applicable terms and conditions set forth in our Plan and are conditioned on stockholder approval of Proposal 2 to increase the number of shares of common stock reserved for issuance under the Plan.

The Compensation Committee of our Board engaged Korn Ferry, a global leader in executive compensation consulting services, to provide advice related to the design of the restricted stock unit grants to Messrs. Battaglia and Bercovich. The principal purpose of this engagement was to ensure that the terms of the restricted stock unit grants to these executives created incentive structures aligned with stockholder interests and were consistent with current market practices.

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Equity Awards Granted in 2025 under the 2024 Bonus Program

As described in our proxy statement from last year, 20% of the goals under the 2024 Bonus Program were achieved. Awards earned under the Bonus Program were subsequently split equally between cash and equity. The cash portion was represented in last year’s proxy statement while the equity portion was granted in early 2025. Pursuant to SEC disclosure rules, the equity portion of the award is disclosed herein. The following equity awards were earned for performance during 2024:

Named Executive Officer	Restricted Stock Unit Grant Date Value*
Michael C. Battaglia	$37,108
Brendan S. Jones	$93,000
Michael Bercovich	$-
Michael P. Rama	$43,460
Aviv Hillo	$43,050

* Equity granted in 2025 based on 2024 performance against key performance indicators (KPIs) under the Bonus Program.

Policies and Practices Related to the Grant of Certain Equity Awards

Neither the Board nor the Compensation Committee takes material nonpublic information into account when determining the timing or terms of equity awards, including with respect to options, nor do we time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has generally granted such awards once a year to directors and executive officers. In addition to the annual grants of equity awards, equity awards may be granted at other times during the year to newly hired or promoted employees, and in other special circumstances.

Only the Compensation Committee may approve restricted stock, restricted stock units or stock option grants to our named executive officers. Restricted stock, restricted stock units and stock options are generally granted at meetings of the Compensation Committee or pursuant to a unanimous written consent of the Compensation Committee. The exercise price of a newly granted option is the closing price of our Common Stock on the date of grant.

During the last completed fiscal year, we did not make any stock option or RSUs awards to our NEOs during the period beginning on the four-business day before the filing of any Form 10-K, 10-Q or 8-K and ending one business day after the filing of such report that contained material nonpublic information (as defined in Item 402(x) of Regulation S-K). Accordingly, no tabular disclosure under Item 402(x)(2)(ii) of Regulation S-K is required.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming to local laws and practices. We monitor the market and local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in any foreign country and balance costs and cost-sharing between our employees and us.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications for our executives and us.

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and certain other specified officers in any taxable year. For tax years ending prior to December 31, 2017, compensation in excess of $1 million could only be deducted if it was “performance-based compensation” within the meaning of Section 162(m) of the Code or qualified for one of the other exemptions from the deduction limit. The exemption from Section 162(m) of the Code’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers (which now also includes our Chief Financial Officer) in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, while we are mindful of the benefit of the full deductibility of compensation, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our Compensation Committee may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

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Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from Michael C. Battaglia, our President and Chief Executive Officer, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works with Michael Bercovich, our Chief Financial Officer, to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Mr. Battaglia, who is a director, does not participate in deliberations relating to his own compensation.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

We structure our compensation to consist of base salary, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall corporate goals. For long-term performance, our restricted stock unit awards generally vest over three years, with the exception of the awards to the named executive officers whose awards typically vest in two tranches, with 50% vesting ratably over a three-year service period and the remaining 50% vesting upon achievement of stock price performance hurdles. We believe that these various elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is commensurate with market practice so that executives are not encouraged to take unnecessary or excessive risks.

Our bonus program has been structured around the attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Clawback Policy

The Board has the discretion to clawback any annual incentive or other performance-based compensation awards from executive officers and employees. This clawback applies when certain specified events occur. If the Board determines that compensation related to our financial performance would have been lower if it had been based on the restated financial performance results, the Board will, to the extent permitted by applicable law, seek recoupment from that executive officer or employee of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances.

Director and Officer Derivative Trading Policy

Under our insider trading policy, our executive officers, directors and employees may not engage in derivative trading involving our company’s securities.

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Executive Compensation Tables

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our principal executive officer who served during 2025 (Michael Battaglia), our former principal executive officer who served in this position until January 2025 (Brendan S. Jones), our principal financial officer who served during 2025 (Michael Bercovich), our former principal financial officer who served in this position until May 2025 (Michael P. Rama) and our most highly compensated executive officer other than our principal executive officer and principal financial officer who was serving as an executive officer at the end of 2025 (Aviv Hillo). We refer to these executive officers as our “named executive officers” or “NEOs.”

		Award Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(6) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael C. Battaglia(1)	2025	$571,315	$150,000	$37,107	$-	$-	$-	$47,213	$805,635
President and Chief Executive	2024	$385,801	$-	$215,711	$-	$74,216	$-	$34,784	$710,512
Officer	2023	$327,515	$-	$-	$-	$176,088	$-	$29,917	$533,520

Brendan S. Jones(2)	2025	$93,750	$-	$92,999	$-	$-	$-	$35,716	$222,465
Former President and Chief	2024	$775,000	$75,000	$467,790	$-	$186,000	$-	$39,850	$1,543,640
Executive Officer	2023	$681,759	$75,000	$258,875	$-	$467,790	$-	$29,917	$1,513,341

Michael Bercovich(3)	2025	$226,438	$107,500	$-	$-	$-	$-	$21,366	$355,304
Chief Financial
Officer

Michael P. Rama(4)	2025	$182,894	$-	$43,460	$-	$-	$-	$36,221	$262,575
Former Chief Financial	2024	$446,450	$-	$206,230	$-	$86,920	$-	$22,433	$762,033
Officer	2023	$423,056	$-	$212,500	$-	$206,230	$-	$354,051	$1,195,837

Aviv Hillo(5)	2025	$449,274	$-	$43,050	$-	$-	$-	$28,943	$521,267
Former General Counsel and	2024	$443,375	$-	$206,230	$-	$86,100	$-	$15,233	$750,938
Executive Vice President - M&A	2023	$423,000	$-	$197,790	$-	$206,230	$-	$18,972	$845,992

(1)	Mr. Battaglia has served as our President and Chief Executive Officer since February 2025. He served as our Chief Operating Officer from September 2023 to January 2025. Included in Bonus is a one-time equity signing bonus of $150,000 worth of restricted stock units granted in connection with Mr. Battaglia entering into his employment agreement on January 23, 2025. Such restricted stock units were granted under our 2018 Plan and vest in three equal increments on the first, second and third anniversaries of the grant date. Included in All Other Compensation for Mr. Battaglia is company-paid health insurance and other employee benefits of $47,213, $34,784 and $29,917 in 2025, 2024 and 2023, respectively.

(2)	Mr. Jones served as our President from February 2021 to January 2025 and as our Chief Executive Officer from May 2023 to January 2025. Included in Bonus for Mr. Jones is a cash signing bonus of $75,000 in 2024 and 2023 in accordance with his employment agreement. Included in All Other Compensation for Mr. Jones are (i) company-paid health insurance and other employee benefits of $35,716, $34,850 and $29,917 in 2025, 2024 and 2023, respectively; and (ii) $5,000 in 2024 related to moving allowance in conjunction with the Company’s relocation of the headquarters from Miami Beach, Florida to Bowie, Maryland in 2024.

(3)	Michael Bercovich has served as our Chief Financial Officer since June 2025. Included in Bonus is a one-time equity signing bonus of $107,500 worth of restricted stock units granted in connection with Mr. Bercovich entering into his employment agreement on May 29, 2025. Such restricted stock units were granted under our 2018 Plan and vest in two equal increments on the six month and 12 month anniversaries of the grant date. Included in All Other Compensation for Mr. Bercovich is company-paid health insurance and other employee benefits of $21,366 for 2025.

(4)	Mr. Rama served as our Chief Financial Officer from February 2020 to May 2025. Included in All Other Compensation for Mr. Rama are (i) company-paid health insurance and other employee benefits of $36,221, $22,433 and $29,917 in 2025, 2024 and 2023, respectively, and (ii) a tax gross-up of $0, $0 and $324,133 relating to the vesting of stock awards in 2025, 2024, 2023, respectively. The 2023 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(5)	Mr. Hillo served as our General Counsel from April 2018 to January 2026 and our Executive Vice President of Mergers & Acquisitions from May 2022 to January 2026. Included in All Other Compensation for Mr. Hillo is company-paid health insurance and other employee benefits of $28,943, $15,233 and $18,972 in 2025, 2024 and 2023, respectively.

(6)	Represents stock and option awards granted in 2025, 2024 and 2023 pursuant to our 2018 Plan. The aggregate grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting. The assumptions used in calculating these amounts are discussed in Note 11 of the Notes to Consolidated Financial Statements included in our Annual Report.

(7)	Certain amounts in this column as it relates to compensation for 2025 have been updated since the filing of our Annual Report on Form 10-K/A that was filed with the Securities and Exchange Commission on April 30, 2026.

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Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2025 to each of the NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(1)	Options (#)	Awards ($/sh)	Awards ($)
Michael C. Battaglia	2/24/2025	$-	$-	$-	-	-	-	146,341	-	$-	$150,000
	5/12/2025	$-	$-	$-	-	-	-	26,696	-	$-	$37,107

Brendan S. Jones	5/12/2025	$-	$-	$-	-	-	-	66,906	-	$-	$92,999

Michael Bercovich	6/25/2025	$-	$-	$-	-	-	-	117,230	-	$-	$107,500

Michael P. Rama	5/12/2025	$-	$-	$-	-	-	-	31,266	-	$-	$43,460

Aviv Hillo	5/12/2025	$-	$-	$-	-	-	-	30,971	-	$-	$43,050

(1)	The size of each individual’s grant is determined after consideration of performance criteria established in the prior fiscal year. After the conclusion of each fiscal year, the members of the Compensation Committee review corporate performance goals established for the recently completed year. The Compensation Committee then adjusts the size of each individual’s grant in accordance with performance. With respect to the grants made to Mr. Battaglia, (a) for the February 24, 2025 grant, the restricted stock units vest over a three-year period with 33-1/3% vesting on each anniversary of the grant date, and (b) for the May 12, 2025 grant, (i) 13,348 of the restricted stock units vest on the first anniversary of the grant date and (ii) 13,348 of the restricted stock units vest over a three-year period with 33-1/3% vesting on each anniversary of the grant date. With respect to the grant made to Mr. Jones, the restricted stock units vested immediately on the grant date. With respect to the grant made to Mr. Bercovich, the restricted stock units vest over a one-year period with 50% vesting on the six month anniversary of the grant date and the remaining 50% vesting on the 12 month anniversary of the grant date. With respect to the grant to Mr. Rama, (a) 15,633 of the restricted stock units vested immediately on the grant date and (b) 15,633 of the restricted stock units were scheduled to vest over a three-year period with 33-1/3% vesting on each anniversary of the grant date, however, upon Mr. Rama’s departure from the Company, pursuant to the terms of a certain Separation Agreement, dated June 2, 2025, by and between the Company and Mr. Rama, the vesting of such restricted stock units was accelerated and vested in full on June 2, 2025. With respect to the grant to Mr. Hillo, (a) 15,485 of the restricted stock units vested immediately on the grant date and (b) 15,486 of the restricted stock units were scheduled to vest over a three-year period with 33-1/3% vesting on each anniversary of the grant date, however, upon Mr. Hillo’s departure from the Company, pursuant to the terms of a certain Separation Agreement and General Release, dated February 3, 2026, by and between the Company and Mr. Hillo, the vesting of such restricted stock units were accelerated and vested in full on February 3, 2026. All equity awards to our employees, including NEOs, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of Common Stock on the grant date.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2025 to the NEOs:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Michael C. Battaglia(2)	05/23/2023	-	-	-	$-	-	5,369	$3,581	-	$-
Michael C. Battaglia(3)	01/25/2024	-	-	-	$-	-	5,369	$3,581	-	$-
Michael C. Battaglia(4)	04/05/2024	-	-	-	$-	-	21,190	$14,134	-	$-
Michael C. Battaglia(5)	01/21/2025	-	-	-	$-	-	26,697	$14,134	-	$-
Michael C. Battaglia(6)	02/24/2025	-	-	-	$-	-	146,341	$97,609	-	$-
Brendan S. Jones	02/25/2021	33,333	-	-	$38.39	02/25/27	-	$-	-	$-
Brendan S. Jones	04/12/2021	648	-	-	$40.82	04/11/27	-	$-	-	$-
Brendan S. Jones	02/25/2021	33,333	-	-	$38.39	02/25/28	-	$-	-	$-
Brendan S. Jones	04/12/2021	648	-	-	$40.82	04/11/28	-	$-	-	$-
Brendan S. Jones	02/25/2021	33,334	-	-	$38.39	02/25/29	-	$-	-	$-
Brendan S. Jones	04/12/2021	648	-	-	$40.82	04/11/29	-	$-	-	$-
Brendan S. Jones(7)	03/15/2023	-	-	-	$-	-	5,568	$3,730	-	$-
Brendan S. Jones(8)	04/05/2024	-	-	-	$-	-	56,292	$37,547	-	$-
Brendan S. Jones(5)	01/21/2025	-	-	-	$-	-	66,907	$44,627	-	$-
Michael Bercovich (9)	06/26/2025	-	-	-	$-	-	58,615	$39,096	-	$-
Michael P. Rama	06/05/2020	50,000	-	-	$2.20	02/07/26	-	$-	-	$-
Michael P. Rama	06/05/2020	50,000	-	-	$2.20	02/07/27	-	$-	-	$-
Michael P. Rama	04/12/2021	885	-	-	$40.82	04/12/27	-	$-	-	$-
Michael P. Rama	06/05/2020	50,000	-	-	$2.20	02/07/28	-	$-	-	$-
Michael P. Rama	04/12/2021	885	-	-	$40.82	04/12/28	-	$-	-	$-
Michael P. Rama	04/12/2021	884	-	-	$40.82	04/12/29	-	$-	-	$-
Aviv Hillo	03/31/2019	3,879	-	-	$3.13	03/31/27	-	$-	-	$-
Aviv Hillo	04/12/2021	990	-	-	$40.82	04/11/27	-	$-	-	$-
Aviv Hillo	04/20/2020	16,517	-	-	$1.83	04/20/27	-	$-	-	$-
Aviv Hillo	04/12/2021	991	-	-	$40.82	04/11/28	-	$-	-	$-
Aviv Hillo	04/20/2020	16,286	-	-	$1.83	04/20/28	-	$-	-	$-
Aviv Hillo	04/12/2021	991	-	-	$40.82	04/11/29	-	$-	-	$-
Aviv Hillo	05/17/2022	12,441	-	-	$15.70	05/17/28	-	$-	-	$-
Aviv Hillo	05/17/2022	12,441	-	-	$15.70	05/17/29	-	$-	-	$-
Aviv Hillo	05/17/2022	12,441	-	-	$15.70	05/17/30	-	$-	-	$-
Aviv Hillo(10)	03/15/2023	-	-	-	$-	-	4,254	$2,837	-	$-
Aviv Hillo(11)	04/05/2024	-	-	-	$-	-	24,817	$16,553	-	$-
Aviv Hillo(12)	01/21/2025	-	-	-	$-	-	30,972	$20,658	-	$-

(1)	Calculated by multiplying the number of shares of Common Stock by $0.667, which is the quoted market price per share of our Common Stock as of December 31, 2025.

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(2)	These shares vest in full on April 15, 2026, subject to immediate vesting upon an event constituting a change of control of the company.
(3)	These shares vest in full on April 5, 2026, subject to immediate vesting upon an event constituting a change of control of the company.
(4)	These shares vest in two equal increments on April 5, 2026 and 2027, subject to immediate vesting upon an event constituting a change of control of the company.
(5)	These shares vest in three equal increments on January 21, 2026, 2027 and 2028, subject to immediate vesting upon an event constituting a change of control of the company.
(6)	These shares vest in three equal increments on February 24, 2026, 2027 and 2028, subject to immediate vesting upon an event constituting a change of control of the company.
(7)	These shares vest in full on March 15, 2026, subject to immediate vesting upon an event constituting a change of control of the company.
(8)	These shares vest in full on April 5, 2026, subject to immediate vesting upon an event constituting a change of control of the company.
(9)	These shares vest in full on June 26, 2026, subject to immediate vesting upon an event constituting a change of control of the company.
(10)	These shares were scheduled to vest in full on March 15, 2026, subject to immediate vesting upon an event constituting a change of control of the company. However, upon Mr. Hillo’s departure from the Company, pursuant to the terms of a certain Separation Agreement and General Release, dated February 3, 2026, by and between the Company and Mr. Hillo, the vesting of such restricted stock units were accelerated and vested in full on February 3, 2026.
(11)	These shares were scheduled to vest in two equal increments on April 5, 2026 and 2027, subject to immediate vesting upon an event constituting a change of control of the company. However, upon Mr. Hillo’s departure from the Company, pursuant to the terms of a certain Separation Agreement and General Release, dated February 3, 2026, by and between the Company and Mr. Hillo, the vesting of such restricted stock units were accelerated and vested in full on February 3, 2026.
(12)	These shares were scheduled to vest in three equal increments on January 21, 2026, 2027 and 2028, subject to immediate vesting upon an event constituting a change of control of the company. However, upon Mr. Hillo’s departure from the Company, pursuant to the terms of a certain Separation Agreement and General Release, dated February 3, 2026, by and between the Company and Mr. Hillo, the vesting of such restricted stock units were accelerated and vested in full on February 3, 2026.

Option Exercises and Stock Vested During 2025

The following table sets forth information concerning the option exercises and stock awards vested of each of the NEOs during the year ended December 31, 2025:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Michael C. Battaglia	-	$-	36,175	$28,975
Brendan S. Jones	-	$-	83,920	$70,334
Michael Bercovich	-	$-	29,074	$20,137
Michael P. Rama	-	$-	203,265	$155,144
Aviv Hillo	-	$-	42,367	$35,806

Pension Benefits

We have not adopted a pension plan and do not provide pension benefits to NEOs.

Non-Qualified Deferred Compensation

We have not adopted a non-qualified deferred compensation plan and do not provide non-qualified deferred compensation to NEOs.

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Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements

Michael C. Battaglia Employment Agreement

In connection with Mr. Battaglia’s appointment as the President and Chief Executive Officer, on January 23, 2025, we entered into an employment agreement with Mr. Battaglia, superseding his prior employment agreement, pursuant to which Mr. Battaglia will serve as the Company’s President and Chief Executive Officer for a two-year term commencing on February 1, 2025. The employment term is automatically renewable for successive one-year periods thereafter unless either party provides timely notice of intent to terminate the employment agreement. Mr. Battaglia will receive an annual base salary of $575,000 and will be eligible for annual grants under the STI Program, with an annual target amount of 60% of his base salary, and under the LTI Program, with an annual target amount of 100% of his base salary, as described below. Within 30 days following the effective date of the employment agreement, he also received a one-time equity signing bonus of $150,000 worth of restricted common stock that vests annually in equal one-third installments beginning on the first anniversary of the grant date.

Mr. Battaglia’s STI Program bonus is a performance-based cash award, subject to the determination of performance results in accordance with the terms of the STI Program. Specific performance targets and potential awards will be determined by the Compensation Committee in accordance with the STI Program and will reflect distinct KPI goals tailored specifically for each component, developed collaboratively by the Board, the Compensation Committee and the Company’s executive team.

Mr. Battaglia’s LTI Program bonus is comprised of two components governed by the LTI Program. The LTI Program provides that 50% of the bonus is designated as performance-based stock awards in the form of RSUs that vest in four equal installments upon the achievement of specific stock price performance targets, and 50% of the bonus as time-based stock awards in the form of RSUs that vest annually in equal one-third increments on each anniversary of the grant date.

The above bonuses and equity grants are subject to our clawback policies.

If Mr. Battaglia’s employment is terminated by the Company without Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to the Company) or by him for Good Reason (which includes a material adverse change in Mr. Battaglia’s authority, duties or responsibilities), he is entitled to receive severance equal to 12 months of base salary plus his target STI Program and LTI Program bonuses for the year of termination in return for his signing of a general release in favor of the Company. If such termination occurs within six months before or after a “change of control,” the severance payments above will be doubled and all unvested RSUs will vest. RSUs with performance components will vest and be prorated according to the performance achieved as of the change of control.

Under the employment agreement, Mr. Battaglia is prohibited from disclosure of confidential information, which includes all information not generally known to the public regarding the Company and its affiliates, subsidiaries or its businesses. Mr. Battaglia further agreed that during his employment with the Company and for 12 months thereafter he will not solicit or attempt to solicit any Company clients, customers or vendors for the purpose of providing services or products that compete with those offered by the Company for the same 12 month period and, for the same period, he will not solicit, hire, recruit or attempt to hire or recruit, or induce the termination of employment of any employee of the Company.

For purposes of 2026, the Board authorized (a) an annual target of 75% of Mr. Battaglia’s base salary with respect to grants under the STI Program and (b) an annual target of 145% (combined) of Mr. Battaglia’s base salary with respect to grants under the LTI Program.

Michael Bercovich Employment Agreement

On May 29, 2025, we entered into an employment agreement with Michael Bercovich, to serve as our Chief Financial Officer. The employment agreement extends for a term expiring on June 23, 2027, and is automatically renewable for successive one-year periods thereafter unless either party provides timely notice of intent to terminate the agreement. The employment agreement provides that Mr. Bercovich will receive an annual base salary of $430,000. In 2025, Mr. Bercovich was eligible for an annual performance-based cash bonus subject to the terms of the Plan and prorated based on the number of days from June 23, 2025 until the end of the year. Starting in 2026, and in subsequent years, Mr. Bercovich will be eligible to receive an annual performance-based cash bonus in accordance with the STI Program. In both 2025 and subsequent years, the target amount of such bonus will be equal to 50% of his annual base salary and the bonus amount will be based on meeting key performance indicators involving financial and strategic goals established by the Company with specific performance targets and potential awards determined by the Compensation Committee. Mr. Bercovich will also be eligible to receive aggregate annual equity awards in accordance with the LTI Program equal to 50% of his annual base salary during the remainder of 2025 and through 2026. Such awards will be issued in the form of RSUs. Of such RSUs, 50% of the RSUs are designated as performance-based stock awards and will vest in four equal installments upon the achievement of specified escalating stock price thresholds, and 50% of the RSUs are designated as time-based stock awards and will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to his continued employment with the Company on the applicable vesting date and satisfying the KPIs and other performance criteria. In 2027 and any renewal terms, performance-based and time-based equity awards will be made at the discretion of the Compensation Committee and vesting terms will be included in any award agreements, with a bonus amount of up to 50% of Mr. Bercovich’s annual base salary.

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We also agreed to (i) grant Mr. Bercovich a one-time equity signing bonus of $107,500 worth of restricted stock units, with 50% vesting on the six-month employment start date anniversary, and the remaining 50% vesting on the 12-month employment start date anniversary, (ii) grant Mr. Bercovich a one-time Management by Objective Bonus of $150,000 upon our receipt of at least $25.0 million in gross proceeds, and $250,000 upon our receipt of at least $30.0 million in gross proceeds, from an equity or debt financing round by June 23, 2026, and (iii) pay or reimburse Mr. Bercovich for reasonable cash-out expenses to relocate to the Washington DC-metro area of up to $75,000. The above cash bonus and equity awards are subject to our “clawback” policies.

If Mr. Bercovich’s employment is terminated by us without Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to the company) or by him for Good Reason (which includes a material adverse change in Mr. Bercovich’s authority, duties or responsibilities), he is entitled to receive severance equal to 12 months of base salary plus his target bonus under the STI Program and LTI Program for the year of termination in return for his signing of a general release in favor of the company. If such termination occurs within six months before or within 12 months after a “change of control,” Mr. Bercovich will be entitled to receive an amount equal to three times the amount of his annual base salary and the full amount of his target bonus for the year in which the termination date occurs. In addition, all unvested restricted stock units under a time-based long-term award will vest immediately at that time.

Under Mr. Bercovich’s employment agreement, Mr. Bercovich is prohibited from disclosing confidential information, which includes all information not generally known to the public regarding the company and its affiliates, subsidiaries or its businesses. Mr. Bercovich further agreed that during his employment with the company and for 12 months thereafter he will not solicit or attempt to solicit any of our clients, customers or vendors for the purpose of providing services or products that compete with those offered by us for the same 12 month period and, for the same period, he will not solicit, hire, recruit or attempt to hire or recruit, or induce the termination of employment of any employee of the company.

For purposes of 2026, the Board authorized (a) an annual target of 62.5% of Mr. Bercovich’s base salary with respect to grants under the STI Program and (b) an annual target of 145% (combined) of Mr. Bercovich’s base salary with respect to grants under the LTI Program.

Retirement and Savings Plan

In the United States, we maintain a tax qualified retirement plan (the “401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may participate in the 401(k) Plan on the entry date coincident with or following the date they meet the 401(k) Plan’s age and service eligibility requirements. The entry date is the first of the month. To meet the age and service eligibility requirements, otherwise eligible employees must be age 21 or older and complete two full consecutive months of employment. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interest in their deferrals are 100% vested when contributed. Currently, the 401(k) Plan provides 4% matching contributions on employee deferrals.

Outside of the United States, the Company provides retirement and pension-related benefits that are designed to remain market-competitive and aligned with local market practices and cultural norms in the jurisdictions in which it operates. These programs are intended to complement applicable government-sponsored retirement systems and support the Company’s ability to attract and retain qualified employees globally.

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Incentive Compensation Plans

In July 2018, our Board adopted the Plan. The holders of a majority of our shares of Common Stock approved the Plan at our stockholders meeting held on September 7, 2018. The Plan enables us to grant stock options, restricted stock, dividend equivalents, stock payments, deferred stock, restricted stock units, stock appreciation rights, performance share awards, and other incentive awards to employees, directors, consultants and advisors, and to improve our ability to attract, retain and motivate individuals upon whom our sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in us. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, within the meaning of Section 422(b) of the Code, except that stock options granted to outside directors and any consultants or advisers providing services to us or an affiliate shall in all cases be non-qualified stock options. The option price must be at least 100% of the fair market value on the date of grant and if, issued to a 10% or greater stockholder, must be at least 110% of the fair market value on the date of the grant.

The Plan is administered by the Compensation Committee of the Board, which has discretion over the awards and grants thereunder. At our stockholders meeting held on July 24, 2023, stockholders approved an amendment to the Plan to increase the aggregate maximum number of shares of Common Stock for which stock options or awards may be granted pursuant to the Plan from 5,000,000 to 7,000,000. No awards may be issued on or after September 7, 2028.

As of December 31, 2025, stock options to purchase an aggregate of 496,600 shares of Common Stock and 1,474,443 restricted stock units were outstanding and issued to employees and members of the Board under the Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of our company or any subsidiary of the company during the fiscal year ended December 31, 2025. No member of the Compensation Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2025. None of our executive officers was a director or a member of the compensation committee of another entity during the fiscal year ended December 31, 2025. There were no transactions between any member of the Compensation Committee and the company during the fiscal year ended December 31, 2025 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

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Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, our company is providing the following information about the relationship between the annual total compensation of the company’s employees and the annual total compensation of the chief executive officer during the 2025 fiscal year. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

As of December 31, 2025, we had 320 full-time employees.

We determined the total annual compensation for our employees for the year ended December 31, 2025 using data from our payroll records for the month of December 2025, which we then extrapolated for the full year of 2025. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the Summary Compensation Table. Total annual compensation for our CEO during the 2025 fiscal year was annualized based on Mr. Battaglia’s employment agreement entered into in January 2025. We did not make any full-time equivalent adjustments for part-time employees. The results were then ranked, excluding the chief executive officer, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of the chief executive officer. The total annual compensation of the median employee for the year ended December 31, 2025 was $55,800. For the year ended December 31, 2025, the ratio of our chief executive officer’s total annual compensation to that of our median employee was approximately 15:1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table describes the executive compensation for our Chief Executive Officer, who is our principal executive officer, the former Chief Executive Officer and the other NEOs, and our company’s performance for the five most recently completed fiscal years.

													Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO – Michael D. Farkas[1]		Summary Compensation Table Total for PEO – Brendan S. Jones[2]	Summary Compensation Table Total for PEO – Michael Battaglia[3]		Compensation Actually Paid to PEO – Michael D. Farkas[4]		Compensation Actually Paid to PEO – Brendan S. Jones[4]	Compensation Actually Paid to PEO – Michael Battaglia[4]		Average Summary Compensation Table Total for Non-PEO NEOs[5]	Average Compen- sation Actually Paid to Non-PEO NEOs[6]	Total Share- holder Return[7]	Peer Group Total Share- holder Return[8]	Net Loss (in thousands)[9]	Revenue (in thousands)[10]
2025	$		$222,465		$805,635	$		$62,872		$813,214	$379,715	$370,213	$1.56	$191.03	$(83,385)	$103,520
2024		$-	$1,543,640	$			$-	$1,262,095	$		$798,892	$676,127	$3.25	$136.79	$(198,132)	$126,197
2023		$11,137,081	$1,513,341	$			$8,317,523	$1,022,033	$		$2,150,570	$1,998,564	$7.93	$109.14	$(203,693)	$140,598
2022		$15,877,812	$-	$			$4,187,889	$-	$		$1,585,440	$614,106	$25.66	$88.13	$(91,560)	$61,139
2021		$18,003,751	$-	$			$9,729,230	$-	$		$1,595,865.25	$563,947	$62.01	$114.26	$(55,119)	$20,940

(1)	During fiscal year 2020, 2021, 2022 and part of fiscal year 2023, Mr. Farkas served as our Principal Executive Officer (“PEO”). The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(2)	During (a) part of fiscal year 2023, (b) during fiscal year 2024 and (c) during part of fiscal year 2025, Mr. Jones served as our PEO. The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(3)	During part of fiscal year 2025, Mr. Battaglia served as our PEO. The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(4)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to Messrs. Farkas, Jones and Battaglia as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Farkas, Jones and Battaglia during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Messrs. Jones’ and Battaglia’s total compensation for 2025 to determine the compensation actually paid:

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2025	Mr. Jones	Mr. Battaglia
Summary Compensation Table Total	$222,465	$805,635
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(92,999)	$(37,107)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$44,627	$99,815
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(44,725)	$(23,084)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$0	$0
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(66,496)	$(32,045)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$62,872	$813,214

(5)	The dollar amounts reported represent the average of the amounts reported for the company’s NEOs as a group (excluding (a) Mr. Farkas for 2021, 2022 and 2023, (b) Mr. Jones for 2024 and 2025, and (c) Mr. Battaglia for 2025) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding Mr. Jones for (a) Mr. Farkas for 2021, 2022 and 2023, (b) Mr. Jones for 2024 and 2025, and (c) Mr. Battaglia for 2025) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Michael Bercovich, Michael Rama and Aviv Hillo; (ii) for 2024 and 2023, Michael Rama, Aviv Hillo, Harjinder Bhade and Michael Battaglia; and (iii) for 2022 and 2021, Brendan Jones, Michael Rama, Aviv Hillo and Harjinder Bhade.

(6)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group as identified in footnote 5 above, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for these NEOs as a group for 2025 to determine the compensation actually paid:

Average Non-PEO NEOs	2025
Summary Compensation Table Total	$379,715
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(28,837)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$6,886
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$(7,006)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$32,723
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(13,269)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0
Average Compensation Actually Paid to Non-PEO NEOs	$370,213

(7)	Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. For purposes of these amounts, the beginning of the measurement period is December 31, 2021.

(8)	Represents the weighted peer group total shareholder return, weighted according to the respective companies’ respective stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published index: MSCI ACWI: Electrical Equipment. The 2022 proxy statement misidentified the MSCI ACWI: Electrical Equipment as the S&P 500 index.

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(9)	The dollar amounts reported represent the amount of net income reflected in our company’s audited financial statements for the applicable year.

(10)	This column is the “Designated as the Company-Selected Measure,” which in the registrant’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the registrant to link compensation actually paid to the registrant’s NEOs, for the most recently completed fiscal year, to company performance.

Relationships Between Certain Data in the Pay Versus Performance Table

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return

The following chart sets forth the relationship between (i) our company’s cumulative total shareholder return over the five most recently completed fiscal years and the MSCI ACWI: Electrical Equipment index’s cumulative total shareholder return over the same period, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to our PEO, the average compensation actually paid to our Non-PEO NEOs and our net income during the five most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between compensation actually paid to our PEO, the average compensation actually paid to our Non-PEO NEOs and our revenue during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

We selected the following measures as most important to link compensation actually paid to our NEOs for fiscal year 2025 to company performance.

Most Important Measures for Determining PEO and Non-PEO NEO Pay
Total Sales
Services Revenue Transition to CPO Model
Capital Raise

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Director Compensation Discussion

Compensation of Directors

The following table provides information for 2025 regarding all compensation awarded to, earned by or paid to each person who served as a director for all or some portion of 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Martha J. Crawford	$102,500	$165,213	$-	$-	-	$-	$267,713

Jack Levine	$100,000	$165,213	$-	$-	-	$-	$265,213

Ritsaart J.M. van Montfrans	$150,700	$198,255	$-	$-	-	$-	$348,955

Kristina A. Peterson(2)	$47,411	$-	$-	$-	-	$-	$47,411

Cedric L. Richmond(2)	$46,195	$-	$-	$-	-	$-	$46,195

Total	$446,806	$528,681	$-	$-	$-	$-	$975,487

(1)	Mr. van Montfrans was awarded 196,292 restricted stock units and each of Mr. Levine and Ms. Crawford was awarded 163,577 restricted stock units. These awards were granted on June 26, 2025 pursuant to the 2018 Plan with respect to service as a director during 2025-2026. The restricted stock units vest upon the earlier of (a) June 26, 2026 or (b) the date immediately preceding the next annual meeting of the stockholders of our company.
(2)	Ms. Peterson and Mr. Richmond did not stand for re-election to the Board at the June 26, 2025 annual meeting of stockholders.

Agreements Regarding Board Service

In June 2022, the Board approved a Board compensation plan, which was modified in May 2024 (the “2022 Board Plan”), superseding the prior compensation structure adopted by the Board in December 2017. The 2022 Board Plan only applies to the non-employee members of the Board. The employee members of the Board are not paid separate compensation for serving on the Board. The 2022 Board Plan superseded all prior compensation arrangements with the Board members.

Pursuant to the 2022 Board Plan, each non-employee member of the Board receives an annual cash retainer of $80,000. The chairman or lead independent director of the Board (currently, Mr. van Montfrans) receives a supplemental annual cash retainer in the amount of $30,000. Each non-employee member of the Board that serves in a chairperson role or as a member of a committee receives a supplemental annual cash retainer in an amount equal to the corresponding role: (i) Chair of the Audit Committee - $15,000; Member of the Audit Committee - $7,500; (ii) Chair of the Compensation Committee - $15,000; Member of the Compensation Committee - $5,000; and (iii) Chair of the Nominating and CG Committee - $10,000; Member of the Nominating and CG Committee - $5,000. The annual and supplemental cash retainers are payable quarterly during the last month of each quarter. We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and company meetings or events. Commencing in August 2023, we also provide our Chairman of the Board a monthly electric vehicle car allowance of $1,100.

In addition, each non-employee director will receive an annual award for the number of shares of our Common Stock that have a market value of $150,000 based on the closing price of the Common Stock on the last business day preceding the grant date. The lead independent director will receive an additional annual award for the number of shares of our Common Stock that have a market value of $30,000. Equity-based compensation will be granted on or about March 31 of each year, based on the fair market value of our Common Stock on the grant date. We believe that equity compensation helps to further align the interests of our directors with those of our stockholders because the value of directors’ share ownership will rise and fall with that of our other stockholders. No equity awards will include any form of “gross-up payment” to cover taxes.

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Ownership of Equity Securities of the Company

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of April 30, 2026, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each NEO and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days after such date upon the exercise of stock options, warrants, convertible securities or the vesting of RSUs. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days after April 30, 2026. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days after April 30, 2026 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding(2)

Directors and Named Executive Officers:

Michael C. Battaglia	385,981	(3)	*

Brendan S. Jones	386,923	(4)	*

Michael Bercovich	230,517	(5)	*

Michael P. Rama	407,292	(6)	*

Aviv Hillo	302,300	(7)	*

Martha J. Crawford	222,125	(8)	*

Jack Levine	400,836	(9)	*

Glen Moller	47,007	(10)	*

Ritsaart J.M. van Montfrans	266,637	(11)	*

All directors and executive officers as a group (9 persons)	2,649,618	(12)	1.8%

* Less than 1% of the outstanding shares.

(1) Each person maintains a mailing address at c/o Blink Charging Co., 17301 Melford Blvd., Bowie, Maryland 20715, except as noted below.

(2) Applicable percentage ownership is based on 143,654,808 shares of Common Stock outstanding as of April 30, 2026.

(3) Includes 17,797 shares of Common Stock issuable upon the vesting of restricted stock units.

(4) Includes 101,945 shares of Common Stock issuable upon the exercise of stock options. The foregoing information is based solely upon the Section 16 filings made by Mr. Jones.

(5) Includes 58,615 shares of Common Stock issuable upon the vesting of restricted stock units.

(6) Includes 102,654 shares of Common Stock issuable upon the exercise of stock options. The foregoing information is based solely upon the Section 16 filings made by Mr. Rama.

(7) Includes 76,977 shares of Common Stock issuable upon the exercise of stock options. The foregoing information is based solely upon the Section 16 filings made by Mr. Hillo.

(8) Includes 163,577 shares of Common Stock issuable upon the vesting of restricted stock units.

(9) Includes (a) 193,857 shares of Common Stock held by the Jack Levine Revocable Trust, of which Mr. Levine is the trustee and beneficiary of the trust and has voting and investment power with respect to such shares and (b) 163,577 shares of Common Stock issuable upon the vesting of restricted stock units.

(10) Includes 47,007 shares of Common Stock issuable upon the vesting of restricted stock units.

(11) Includes 196,292 shares of Common Stock issuable upon the vesting of restricted stock units.

(12) Includes 281,576 exercisable stock options to purchase an aggregate of 281,576 shares of Common Stock and 646,865 shares of Common Stock issuable upon the vesting of restricted stock units.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board has nominated each of the four individuals identified below to stand for election at the Annual Meeting. The Board nominees, current committee involvement and certain other relevant information is set forth below:

Name	Age	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ritsaart J.M. van Montfrans	54	2019	X	X (Chair)	X
Michael C. Battaglia	55	2025
Jack Levine	75	2019	X (Chair)	X	X
Glen Moller	54	2026

Pursuant to our Bylaws, only our Board will be able to fill any vacancies on the Board until the next succeeding Annual Meeting of Stockholders. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Between successive annual meetings, the Board has the power to appoint one or more additional directors, but not more than half the number of directors fixed at the last stockholder meeting at which directors were elected.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Nominees for Election at this Annual Meeting

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our nominees meet the qualifications and skills of our Board of Directors Corporate Governance Guidelines – Criteria for Director Nomination. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers. Martha Crawford is not standing for reelection to the Board at this Annual Meeting.

Ritsaart J.M. van Montfrans

Ritsaart J.M. van Montfrans became a member of our Board in December 2019 and was named the Chairman of the Board in May 2023. He is an experienced entrepreneur in Europe. He is currently the Chief Executive Officer of Incision Group, a medtech scale-up in team performance and education, since January 2017, and co-founded and led ScaleUpNation, a growth accelerator for ventures with large scale-up potential, from February 2016 to January 2017, each in Amsterdam, the Netherlands.

In February 2009, Mr. van Montfrans founded NewMotion, which grew to become the leading service provider for electric vehicles in Europe, with the largest network of charging stations. Mr. van Montfrans served as Chief Executive Officer and International Business Development Director of NewMotion until February 2016, shortly before the company was purchased by Royal Dutch Shell. Prior to NewMotion, Mr. van Montfrans was a partner of H2 Equity Partners, an investment firm in Amsterdam, from September 2002 to February 2009, an engagement manager at McKinsey & Co. in Amsterdam from May 1999 to September 2002, and an associate in the mergers and acquisitions group of J.P. Morgan in London. Mr. van Montfrans received a Master of Business Administration degree from the University of Groningen in the Netherlands.

Mr. van Montfrans brings extensive EV charging industry knowledge and a deep background in technology growth companies, mergers and acquisitions, and capital market activities. His leadership of NewMotion and in-depth knowledge of the EV charging market and broad range of companies in the industry (with a focus on Western Europe) make him well qualified to be a member of the Board.

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Michael C. Battaglia

Michael C. Battaglia serves as our President and Chief Executive Officer and has been a member of the Board since February 1, 2025. As Chief Executive Officer, Mr. Battaglia is responsible for the Company’s overall strategy, operations, and performance, with a focus on driving sustainable growth, improving network utilization, enhancing site-level economics, and advancing operational excellence across the Company’s global footprint.

Mr. Battaglia joined the Company in August 2020 as Vice President of Sales. He was promoted to Senior Vice President of Sales and Business Development in January 2021, Chief Revenue Officer in December 2022, and Chief Operating Officer in September 2023. Throughout his tenure, Mr. Battaglia has played a central role in scaling the Company’s commercial operations, strengthening go-to-market execution, and improving internal processes and systems to enhance operational efficiency and financial discipline.

Prior to joining the Company, Mr. Battaglia held various leadership roles at J.D. Power from March 2006 to July 2020, where he worked with automotive original equipment manufacturers and retailers to improve performance through data-driven insights, analytics, and consulting services. Earlier in his career, Mr. Battaglia held sales and management positions at SmartDisk Corporation and Toyota Motor Sales, U.S.A., Inc.

Mr. Battaglia has experience in capital formation activities, including equity and debt financings, and has contributed to investor relations strategies and public company communications. His qualifications to serve as Chief Executive Officer and a member of the Board include his extensive leadership experience in the automotive and EV charging industries, his operational expertise, and his background in sales, strategy, and corporate development.

Mr. Battaglia received a Bachelor of Science degree in Finance from the Carroll School of Management at Boston College.

Jack Levine

Jack Levine became a member of our Board in December 2019 where he serves as the Chair of the Audit Committee. He has been the President of Jack Levine, PA, a certified public accounting firm, since 1984. For more than 40 years, he has been advising corporations on financial and accounting matters and serving as an independent director on numerous boards, frequently as head of their audit committees. Since June 2021, Mr. Levine has served as a director, chairman of the audit committee and as a qualified SEC financial expert of Strawberry Fields REIT, Inc. (NYSE: STRW), a public company specializing in the acquisition, ownership and triple net leasing of skilled nursing facilities and other post-acute healthcare properties. In addition, Mr. Levine is currently a director and chairman of the audit committee of SignPath Pharma, Inc., a development-stage biotechnology company, since 2010.

Mr. Levine’s previous board memberships included Provista Diagnostics, Inc., a cancer detection and diagnostics company focused on women’s cancer, from 2011 to 2018 (also serving as chairman of its audit committee); Biscayne Pharmaceuticals, Inc., a biopharmaceutical company discovering and developing novel therapies based on growth hormone-releasing hormone analogs; Grant Life Sciences, a research and development company focused on early detection of cervical cancer, from 2004 to 2008 (also serving as chairman of its audit committee); and Pharmanet, Inc., a global drug development services company providing a comprehensive range of services to pharmaceutical, biotechnology, generic drug and medical device companies, from 1999 to 2007 (also serving as chairman of its audit and other committees). Mr. Levine also served as a director and audit committee chair of Beach Bank, a community bank, from 2000 to 2006, Prairie Fund, a mutual fund, from 2000 to 2006, and Bankers Savings Bank, a community bank, from 1996 to 1998, and was a member of the audit committee of Miami Dade County School Board, the nation’s third largest school system, from 2004 to 2006. Mr. Levine is a certified public accountant licensed by the States of Florida and New York. He also is a member of the National Association of Corporate Directors, Association of Audit Committee Members and American Institute of Certified Public Accountants. Mr. Levine received a B.A. degree from Hunter College of the City University of New York and an M.A. from New York University.

Mr. Levine demonstrates extensive knowledge of complex financial, accounting, tax and operational issues highly relevant to our evolving business. Through his decades of service as a board member, he also brings significant working experience with public company best practices.

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Glen Moller

Mr. Moller became a member of our Board on April 7, 2026. Mr. Moller is currently serving as the Chief Executive Officer and a member of the Board of Directors of Upward Health Inc., a rapidly scaling multidisciplinary, in-home care organization focused on delivering whole-person support to vulnerable and high-need populations. Since founding Upward Health in November 2018, he has led the company through significant growth and funding. In 2025, Mr. Moller was named an E&Y Entrepreneur of the Year winner (NY Region).

Prior to Upward Health, Mr. Moller held leadership roles of increasing responsibility across the healthcare industry. From April 2018 to October 2018, he served as an operating partner of Frazier Healthcare Partners, a private equity and venture capital firm, and from November 2011 to April 2017, he served as the Chief Executive Officer and a director of ArroHealth, Inc., a risk adjustment and population health analytics firm that achieved rapid expansion and was ultimately acquired by Datavant, Inc. under his leadership.

Earlier, he was Medicare Chief Executive Officer at Centene Corporation, overseeing national operations for this Fortune 50 company, from 2010 to 2011, and President of Fidelis Senior Care, a private equity-backed Medicare health plan, from 2008 to 2010. Mr. Moller also served as Chief Operating Officer of Express Scripts Insurance Company from 2006 to 2008. He began his career at Oxford Health Plans.

Mr. Moller earned a Bachelor of Arts degree in Economics and English from Boston College and an M.B.A. from Harvard Business School. He currently serves on several corporate boards including SupplyHouse Inc., a KKR-backed e-commerce distributor of HVAC, plumbing and electrical products, and is deeply involved in philanthropy, including serving as Chairman of The Shoulder to Shoulder Foundation, which supports needy families. Mr. Moller previously served as a director of DarioHealth Corp. (Nasdaq: DRIO).

Mr. Moller is a seasoned executive and founder of several companies with leadership experience across numerous public and private businesses. He has successfully led multiple company turnarounds and has deep expertise and a track record of success scaling high-growth organizations in rapidly evolving sectors, making him highly qualified to serve on our Board. There are no family relationships among any of our directors and executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FOUR NOMINEES NAMED ABOVE.

PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2018 INCENTIVE COMPENSATION PLAN

Proposal

The Company’s Board unanimously approved an amendment to the Plan on May 20, 2026, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Plan by an aggregate of 10,000,000 shares, to a new total of 17,000,000 shares. The proposed amendment is attached hereto as Appendix A.

The proposed increase in the number of shares of Common Stock reserved for issuance under the Plan is for purposes of enabling the continued use of the Plan for stock-based grants consistent with the objectives of our compensation program. The Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in service and render superior performance during their service.

Background and Purpose

In light of recent issuances of shares under the Plan, our Board believed in order to (i) bring the number of authorized shares of Common Stock available for future grants under the Plan into proportion with the recently increased number of outstanding shares and (ii) attract and retain the services of executives and other key employees, it was necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies and accordingly, voted unanimously to adopt the amendment to the Plan, providing for an additional 10,000,000 authorized, unissued shares of Common Stock available for future grants under the Plan.

We believe that the Plan will be exhausted of shares available for issuance in the future, leaving insufficient shares available for equity grants in future years. By increasing the number of shares authorized for issuance under the Plan by 10,000,000, a total of 17,000,000 shares of Common Stock would be available for issuance. This increase would, in essence, provide us with the flexibility to continue to make stock-based grants in amounts deemed appropriate by our Compensation Committee and Board. We believe that our equity incentive program and grants made under the program are essential to retaining critical personnel and aligning the incentives of our personnel with our stockholders.

Set forth below is a summary of the Plan, but this summary is qualified in its entirety by reference to the full text of the Plan, which has been filed with the SEC, and any stockholder who wishes to obtain a copy of the Plan may do so by written request to Blink Charging Co., 17301 Melford Blvd., Bowie, Maryland 20715, Attention: Corporate Secretary.

Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Code, or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock units may be awarded.

The proposed share increase amendment will not be implemented unless approved by our stockholders, and no additional equity awards beyond the existing 7,000,000 shares of Common Stock have been or will be issued under the Plan unless and until stockholder approval of the amended Plan is obtained. If the proposed share increase amendment is not approved by our stockholders, the Plan will remain in effect in its present form.

The Board has authorized the grant of approximately 1,678,506 RSUs to Mr. Battaglia, 1,077,896 RSUs to Mr. Bercovich and 1,051,454 to a key employee that have not been granted at this time because there are currently not enough shares available for issuance under the Plan. The grant of such RSUs relate to grants pursuant to the 2025 LTI Program, 2026 STI Program and 2026 LTI Program. If the proposed share increase amendment is approved by our stockholders, such RSUs will be granted to Mr. Battaglia, Mr. Bercovich and a key employee.

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Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 with respect to our Common Stock that may be issued under our incentive compensation plans and other option grants.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	1,496,600	$13.43	2,314,616
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	1,496,600	$13.43	2,314,616

Material Terms and Conditions of the Plan

The following is a summary of the material terms and conditions of our Plan. The summary does not purport to be a complete description of all provisions of our Plan and is qualified in its entirety by the text of the Plan. A copy of the amendment is attached to this Proxy Statement as Appendix A.

Purpose. The primary purpose of the Plan is to attract, motivate, retain and reward the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

Administration. The Plan is generally administered by our Compensation Committee (the “Administrator”). The full Board conducts the general administration of the Plan with respect to awards granted to non-employee directors.

Eligibility. Under the Plan, awards may be granted to employees, officers, directors or consultants, as provided in the Plan. As of the Record Date, approximately 286 individuals, at various levels within the organization, were eligible to participate in the Plan. However, the Company has not at the present time determined who will receive the additional shares that will be authorized for issuance upon the approval of the amendment to increase the number of shares subject to the Plan or how they will be allocated.

Types of Awards. We may grant the following types of awards under the Plan: stock options; restricted stock; dividend equivalents; stock payments; deferred stock; restricted stock units; stock appreciation rights; performance share awards; or other incentive awards.

Stock Options. The Plan authorizes the grant of incentive stock options, as defined under Section 422 of the Code (“ISOs”), and non-qualified stock options. The option exercise price of all stock options granted pursuant to the Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised as determined by the Administrator, but in no event may an ISO have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, will have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Administrator that may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates or achieving performance goals. During the period of restriction, all shares of restricted stock will be subject to restrictions and vesting requirements, which will lapse in accordance with a schedule or other conditions determined by the Administrator. Restricted stock is nontransferable and may not be sold or encumbered until all restrictions are terminated or expire.

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Dividend Equivalents. Dividend equivalents may be granted pursuant to the Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights awarded pursuant to the Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. If granted, they are credited as of dividend payment dates occurring between the date an award is granted and the date it vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend equivalents may be converted to cash or additional shares of our Common Stock subject to limitations as may be determined by the Administrator.

Stock Payments. A stock payment is a payment in the form of shares of our Common Stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment is determined by the Administrator and may be based on the achievement of performance criteria or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred Stock. Deferred stock is a right to receive shares of our Common Stock in the future. The number of shares of any deferred stock award is determined by the Administrator and may be based on the achievement of performance or other specific criteria on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted Stock Units. A restricted stock unit provides for the issuance of our Common Stock at a future date upon the satisfaction of specific conditions. The Administrator will specify in an award agreement the dates or conditions under which the restricted stock units will become fully vested and non-forfeitable, and may specify other conditions to vesting as it deems appropriate. The Administrator will also specify, or permit the holder to elect, the conditions and dates upon which the shares underlying the restricted stock units will be issued, which may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. Restricted stock units may be paid in cash, shares or both, as determined by the Administrator. On the distribution dates, we will transfer to the participant one unrestricted, fully transferable share of our Common Stock (or the fair market value of one share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Administrator may specify in the award agreement a purchase price to be paid by the participant for such shares of our Common Stock. Restricted stock units may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Stock Appreciation Rights. A stock appreciation right (“SAR”) entitles its holder, upon exercise, to receive from us an amount equal to the difference between the exercise price of the SAR and the fair market value of a share of our Common Stock on the exercise date, multiplied by the number of shares with respect to which the SAR is being exercised, subject to any limitations imposed by the Administrator. The exercise price per share is set by the Administrator, but may not be less than 100% of the fair market value on the date the SAR is granted. The Administrator also determines the vesting period of the SAR. Stock appreciation rights may be exercised as determined by the Administrator but may not have a term extending beyond the date that is ten years and one day after the date of grant. Payment of a SAR may be in cash, shares or a combination of both, as determined by the Administrator. The Plan prohibits, without stockholder approval: (i) the amendment of SARs to reduce the exercise price, and (ii) the replacement of a SAR with cash or any other award when the price per share of the SAR exceeds the fair market value of the underlying shares.

Performance Share Awards. Performance share awards are rights to receive a number of shares of Common Stock or the cash value of such shares based on the attainment of specified performance goals or other criteria determined by the Administrator.

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Other Incentive Awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our Common Stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

New Plan Benefits

The amount of future grants under the Plan is not determinable, as awards under the Plan will be granted at the discretion of the Administrator or the Board as described above. We cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Compensation Committee’s authority to grant awards under the Plan, without the consent stockholders or participants of the Plan, except that any amendment or alteration of the Plan shall be subject to stockholder approval not later than the next annual meeting following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2018 INCENTIVE COMPENSATION PLAN.

PROXIES WILL BE VOTED “FOR” APPROVAL UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution on the compensation of our Principal Executive Officer, our Principal Financial Officer and our NEOs, at the Annual Meeting:

“RESOLVED, that the compensation paid to Blink’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, the accompanying compensation tables and the related narrative discussion, is hereby APPROVED.”

This advisory vote, commonly known as a “say-on-pay” proposal, gives our stockholders an annual opportunity to endorse or not endorse our executive pay program. The Board recommends a vote “FOR” this resolution because it believes that Blink’s executive compensation, described in the section entitled “Executive Compensation Discussion” in this Proxy Statement, is effective in achieving our company’s goals of rewarding financial and operating performance and the creation of stockholder value.

Our Board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance, and our executive compensation program reflects this belief. While the overall level and balance of compensation elements in our compensation program are designed to ensure that Blink can retain key executives and, when necessary, attract qualified new executives to the organization, the emphasis of Blink’s compensation program is linking executive compensation to business results and intrinsic value creation, which is ultimately reflected in increases in stockholder value.

We urge you to read the Summary Compensation Table and related compensation tables and narrative, appearing on pages 22 through 33, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our NEOs.

Because the vote on this proposal is advisory in nature, it is not binding on Blink, the Board or the Compensation Committee. The vote on this proposal will, therefore, not affect any compensation already paid or awarded to any NEO and will not overrule any decisions made by the Board or the Compensation Committee. Because we highly value the opinions of our stockholders, however, the Board and the Compensation Committee will consider the results of this advisory vote when making future executive compensation decisions. The current frequency of the say-on-pay vote is every year.

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Broker non-votes occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the beneficial owner of the shares and the firm does not have the authority to vote the shares in its discretion. Shares abstaining from voting and shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists but are not considered votes cast or shares entitled to vote with respect to such matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A “SAY-ON-PAY” VOTE “FOR”

APPROVAL OF EXECUTIVE COMPENSATION FOR 2025.

PROXIES WILL BE VOTED “FOR” APPROVAL UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 4

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2026, and the Board has directed that management submit this selection for ratification by the stockholders at our 2026 Annual Meeting. Grant Thornton has served as our independent registered public accounting firm and has audited our financial statements since 2024. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of Grant Thornton as our independent registered public accountants is in the best interests of the Company.

Stockholder ratification of the appointment of Grant Thornton as our independent registered public accounting firm is not required. The Board is submitting the selection of Grant Thornton to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Change in Auditor

As reported on our Current Report on Form 8-K filed on May 17, 2024, the Audit Committee of the Board conducted a competitive selection process to determine our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee invited several public accounting firms to participate in this process. As a result of this process, on May 14, 2024, the Audit Committee approved the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

As reported on our Current Report on Form 8-K filed on May 17, 2024, we dismissed Marcum LLP (“Marcum”), our independent registered public accounting firm for the fiscal year ended December 31, 2023, as our independent registered public accounting firm as of May 14, 2024.

The reports of Marcum on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an adverse opinion on internal controls over financial reporting for the fiscal years ended December 31, 2023 and 2022. In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim period through May 14, 2024, there were no disagreements with Marcum on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2023 and 2022, or in the subsequent period through May 14, 2024.

We provided a copy of the foregoing disclosures to Marcum and requested that Marcum furnish it with a letter addressed to the SEC stating whether Marcum agrees with the above statements. A copy of Marcum’s letter, dated May 17, 2024, was filed as Exhibit 16.1 to the May 17, 2024 Form 8-K.

From January 1, 2022 through May 14, 2024, we did not consult with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on our consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

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Representatives of Grant Thornton are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	Grant Thornton Year Ended December 31, 2025	Grant Thornton Year Ended December 31, 2024
Audit fees(1)	$2,815,120	$2,410,292
Audit-related fees(2)	-	-
Tax fees(3)	-	-
All other fees(4)	-	-
Total	$2,815,120	$2,410,292

(1)	Audit fees consist of fees billed and estimates for fees to be billed for professional services rendered for the audit of our consolidated annual financial statements including fees related to compliance with the Sarbanes-Oxley Act of 2002, review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above.

Pre-Approval Policies

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the quarterly update and approves the services outlined therein if such services are acceptable to the Audit Committee.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal 4. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 4. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS OTHERWISE SPECIFIED.

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AUDIT COMMITTEE REPORT

The members of the Audit Committee from January 1, 2025 to December 31, 2025 were Messrs. Levine and van Montfrans and Mses. Peterson and Crawford. Ms. Kristina Peterson did not stand for reelection at the 2025 Annual Meeting of Stockholders, her term as a director of the Company expired on June 26, 2025. The Audit Committee met four times during the fiscal year ended December 31, 2025. The Audit Committee is responsible for the appointment of the independent registered public accounting firm for each fiscal year and confirming the independence of the independent registered public accounting firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the independent registered public accounting firm’s compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures.

The Company’s independent registered public accounting firm is responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2025, the Audit Committee met with representatives from Grant Thornton LLP, the Company’s independent registered public accounting firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with Grant Thornton LLP and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Grant Thornton LLP also discussed Grant Thornton LLP’s independence. In December 2025, the Audit Committee received from Grant Thornton LLP the written disclosures and the letter regarding Grant Thornton LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s financial statements audited by Grant Thornton LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report.

AUDIT COMMITTEE

Jack Levine, Chairman

Ritsaart J.M. van Montfrans

Martha J. Crawford

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COMPENSATION COMMITTEE REPORT

The compensation of the Chief Executive Officer of the Company is determined by the Compensation Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:

●	Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
●	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
●	Consideration of the individual’s overall contribution to the Company.

In consultation with the Chief Executive Officer of the Company, the Compensation Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executive services when needed. In addition, the Compensation Committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, establishes criteria for the granting of options in accordance with such criteria and administers such plans. The Compensation Committee reviews major organizational and staffing matters. With respect to director compensation, the Compensation Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Compensation Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged. The Compensation Committee’s charter provides that the Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Ritsaart J.M. van Montfrans, Chairman

Jack Levine

Martha J. Crawford

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Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, consistent with SEC regulations. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our company’s proxy statement for consideration at the following annual meeting of stockholders (after the one referenced herein) by submitting their proposals to the company in a timely manner. These proposals must meet the stockholder’s eligibility and other requirements of the SEC. In order for stockholder proposals for the 2027 Annual Meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by our Corporate Secretary at our principal executive offices not later than January 20, 2027.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2027 Annual Meeting of Stockholders, if we do not have notice of a stockholder proposal on or before April 6, 2027, we will be permitted to use our discretionary voting authority as outlined above.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 1, 2027 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

Appraisal Rights

Stockholders of our company do not have appraisal rights under Nevada law or under the governing documents of our company with respect to the matters to be voted upon at the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the Nevada Revised Statutes and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker or bank. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

References to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This Proxy Statement may contain statements regarding future individual and company performance targets and company performance goals. These targets and our company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman

Bowie, Maryland

May 20, 2026

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APPENDIX A

AMENDMENT TO THE 2018 INCENTIVE COMPENSATION PLAN

Section 4(a) shall be amended and restated in its entirety to read as follows:

“4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares initially reserved and available for delivery under the Plan shall be 17,000,000, all of which may be Incentive Stock Options. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

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